EXHIBIT 23.1


                     CONSENT OF PRICEWATERHOUSECOOPERS LLP,
                             INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in the Registration Statement of Franklin Resources, Inc. on Form S-8 for the 2002 Universal Stock Incentive Plan of our report dated December 6, 2002 relating to the financial statements, which is included in Franklin Resources, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2002.


/s/ Price WaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Francisco, California

March 17, 2003